Exhibit 99.1

For further information contact: Western New England Bancorp, Inc. James C. Hagan, President & CEO Meghan Hibner, VP Investor Relations Officer 413-568-1911

WESTERN NEW ENGLAND BANCORP, INC. ANNOUNCES EXECUTIVE LEADERSHIP CHANGES

Westfield, Massachusetts, April 3, 2017: Western New England Bancorp, Inc. (“WNEB”) (NASDAQ: WNEB), the holding company for Westfield Bank, announced today that it has named Guida R. Sajdak as Executive Vice President, Chief Financial Officer and Treasurer of WNEB and Westfield Bank, effective as of April 24, 2017. Leo R. Sagan, Jr. will continue as Chief Financial Officer and Treasurer until such date, at which time he will transition to the role of Chief Risk Officer and Senior Vice President of WNEB and Westfield Bank.

“We have made executive-level staff changes to leverage experience with the ultimate desire to have the right people in the right places to execute our business strategy and enhance franchise value. Executive development is an ongoing conversation at WNEB and we are fortunate to have a versatile executive management team on board,” stated James C. Hagan, Westfield Bank’s President and Chief Executive Officer.

Ms. Sajdak joined WNEB and Westfield Bank as Executive Vice President and Chief Risk Officer in October 2016 following the successful completion of the mergers of Chicopee Bancorp, Inc. (“Chicopee”) and Chicopee Savings Bank with and into WNEB and Westfield Bank, respectively. Ms. Sajdak was previously Senior Vice President and Chief Financial Officer at Chicopee and has over 27 years of experience in the banking business, having begun her career at Chicopee Savings Bank in 1989. She was the internal auditor for Chicopee until 1999, at which time Ms. Sajdak transitioned into commercial lending where she serviced a loan portfolio. In 2010, Ms. Sajdak was promoted to Senior Vice President and Chief Financial Officer at Chicopee. “Her 27 years in the banking industry has given her the necessary knowledge to assist in the management and growth of Westfield Bank.”

Mr. Sagan will transition to the role of Senior Vice President and Chief Risk Officer. Mr. Sagan was appointed Chief Financial Officer and Treasurer in 2008 and has over 31 years of banking experience. Prior to his appointment, Mr. Sagan served as the Vice President and Controller of Westfield since 2003 and the Assistant Treasurer from 1999 to 2002. “Leo has done a tremendous job guiding us to where we are today, and we are appreciative for all of his hard work and dedication,” said Mr. Hagan. “As Chief Risk Officer, Leo will continue to play an important role within our management team through his responsibilities involving enterprise risk management and will allow him to leverage his interest in risk assessment, management, and analysis to enhance our business strategy.”

Mr. Hagan added, “Our entire management team looks forward to working with Guida and Leo in their new roles.”

About Western New England Bancorp, Inc.

Western New England Bancorp, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Western New England Bancorp, Inc. and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 21 banking offices located in Agawam, Chicopee, East Longmeadow, Feeding Hills, Holyoke, Ludlow, South Hadley, Southwick, Springfield, Ware, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut. To learn more, visit our website at www.westfieldbank.com.

Caution About Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of Western New England Bancorp, Inc. and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond WNEB’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, WNEB does not update forward-looking statements to reflect subsequent circumstances or events.